UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2023

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Centre Street S.E.

Calgary, Alberta, Canada
T2G 1A6

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GTE	NYSE American Toronto Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2023, the Board of Directors of Gran Tierra Energy Inc. (the “Company”) appointed Sebastien Morin as Chief Operating Officer of the Company, effective November 6, 2023, to serve until his successor is chosen and qualified or until his resignation, retirement, disqualification or removal from office.

Prior to his appointment as Chief Operating Officer of the Company, Mr. Morin, 47, served as President and Chief Operating Officer at WesternZagros Resources Ltd. (“WesternZagros”), a privately-owned petroleum operating company with production sharing contracts in the Kurdistan region of Iraq, from October 2021 to October 2023. Prior to his role at WesternZagros, Mr. Morin was Vice President Global Drilling and Completions at the Company from July 2020 to September 2021. Prior to his appointment as Vice President Global Drilling and Completions, Mr. Morin held progressively more senior positions at the Company in Colombia and in the Corporate Office in Calgary from August 2014 to June 2020. Prior to his original tenure at the Company, Mr. Morin held increasingly more senior technical and managerial positions in upstream and downstream at Imperial Oil (Esso) from July 2012 to July 2014, ExxonMobil from September 2008 to June 2012, and Imperial Oil (Esso) from May 2001 to August 2008. Mr. Morin has a Bachelor of Science degree in Geological Engineering from the University of Waterloo.

Mr. Morin has no familial relationships with any director or other executive officer of the Company. There are no arrangements or understandings between Mr. Morin and any other persons pursuant to which Mr. Morin was appointed as Chief Operating Officer, and there are no related party transactions between Mr. Morin and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Morin’s Mr. Morin’s initial annual base salary will be $400,000 Canadian Dollars. Mr. Morin’s target award under the Gran Tierra Short-Term Incentive Plan for 2023 will be 80% of his annual base salary, prorated for actual service for the year, and his target award opportunity under the Gran Tierra Long-Term Incentive Program for 2023 is expected to be 320% of his annual base salary and is comprised of a mix of stock options and Performance Share Units. Mr. Morin will also have the ability participate in Gran Tierra’s employee share purchase plan. Mr. Morin will be entitled to participate in and to receive all rights and benefits under any life insurance, disability, medical, dental, health and accident plans maintained by the Company for its employees and for its executive officers specifically.

A copy of the Company’s press release announcing the appointment of Mr. Morin as Chief Operating Officer is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 31, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2023	GRAN TIERRA ENERGY INC.

	By:	/s/ Ryan Ellson
		Name:	Ryan Ellson
		Title:	Executive Vice President and Chief Financial Officer